UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2020

ALEXANDRIA REAL ESTATE EQUITIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-12993	95-4502084
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26 North Euclid Avenue
Pasadena	,	California	91101
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code:  (626) 578-0777

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value per share	ARE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 26, 2020, the Board of Directors (the “Board”) of Alexandria Real Estate Equities, Inc. (the “Company”) elected Jennifer Friel Goldstein as a director of the Company, to serve until the 2020 annual meeting of stockholders of the Company and until her successor is duly elected and qualifies. The Board also appointed Ms. Goldstein as a member of its Science and Technology Committee and has determined that Ms. Goldstein is independent in accordance with applicable New York Stock Exchange listing standards and Securities and Exchange Commission rules. There were no arrangements or understandings between Ms. Goldstein and any other persons regarding her election to the Board. Ms. Goldstein is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Ms. Goldstein is the head of Business Development, Technology and Healthcare Silicon Valley Bank (“SVB”). She is responsible for business development, venture capital relationship management and corporate relationship management across all sectors for the bank.
Prior to joining SVB in 2012, Ms. Goldstein served on Pfizer Inc.’s Venture Capital team, during which time she helped lead or co-lead fund-of-fund investment decisions and manage Pfizer’s private equity portfolio. She has also served as a consultant at Bain & Company in London where she focused on private equity transactions across Europe. Additional experience at companies such as Chiron, Genelabs and Genencor further developed Ms. Goldstein’s diverse operational and research skills.
Ms. Goldstein also serves on the board of the Leukemia and Lymphoma Society in Silicon Valley. She graduated magna cum laude with a Bachelor of Science in Engineering degree in Bioengineering and a Master of Biotechnology from the University of Pennsylvania. Ms. Goldstein was also named a Joseph Wharton Fellow while completing her MBA at the Wharton School.
On her initial election to the Board and pursuant to the terms of the Company’s Amended and Restated 1997 Stock Award and Incentive Plan, Ms. Goldstein received a grant of 1,000 shares of restricted stock of the Company, which shares vest in full on the second anniversary of the date of grant. Ms. Goldstein will also generally participate in the compensation arrangements provided to the Company’s independent directors, as described in the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on April 9, 2019, under the caption “2018 Director Compensation Table.”

The press release announcing Ms. Goldstein’s election as a director of the Company is attached hereto as Exhibit 99.1 and is filed herewith.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits
99.1 Press Release, dated March 27, 2020.

104.1	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

March 30, 2020	By:	/s/ Dean A. Shigenaga
Dean A. Shigenaga
Co-President and Chief Financial Officer